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                                                                 EXHIBIT (a)(24)

                               AMENDMENT NO. 20 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                       OF NICHOLAS-APPLEGATE MUTUAL FUNDS

                    THIS AMENDMENT NO. 20 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS-APPLEGATE MUTUAL FUNDS is made as of the 24th day of July, 1998 by the undersigned, constituting a majority of the Trustees of the Trust.

                    WHEREAS, the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended (the "Declaration of Trust"), designated certain series of Interests of the Trust; and

                    WHEREAS, the Trustees wish to rename the Emerging Growth Fund series of the Trust as the Small Cap Growth Fund series, rename the Core Growth Fund series of the Trust as the Mid Cap Growth Fund series, rename the Income & Growth Fund series of the Trust as the Convertible Fund series, and rename the Fully Discretionary Fixed Income Fund series of the Trust as the High Quality Bond Fund series;

                    NOW THEREFORE, the Board of Trustees hereby amends the second sentence of Section 8.8 of the Declaration of Trust to read in full as follows:

"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate twenty-three series, as follows:

Nicholas-Applegate Mid Cap Growth Fund
Nicholas-Applegate Convertible Fund
Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate Worldwide Growth Fund
Nicholas-Applegate Small Cap Growth Fund
Nicholas-Applegate International Small Cap Growth Fund
Nicholas-Applegate Money Market Fund
Nicholas-Applegate Emerging Countries Fund
Nicholas-Applegate Global Growth & Income Fund
Nicholas-Applegate Short-Intermediate Fixed Income Fund
Nicholas-Applegate High Quality Bond Fund
Nicholas-Applegate Mini-Cap Growth Fund
Nicholas-Applegate Value Fund
Nicholas-Applegate High Yield Bond Fund
Nicholas-Applegate Strategic Income Fund

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Nicholas-Applegate Large Cap Growth Fund
Nicholas-Applegate International Core Growth Fund
Nicholas-Applegate Global Blue Chip Fund
Nicholas-Applegate Emerging Markets Bond Fund
Nicholas-Applegate Pacific Rim Fund
Nicholas-Applegate Greater China Fund
Nicholas-Applegate Latin America Fund
Nicholas-Applegate Global Technology Fund"

                    IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                                     /s/ Fred C. Applegate
--------------------------                           ---------------------------
Arthur B. Laffer                                     Fred C. Applegate

/s/ Charles E. Young
--------------------------
Charles E. Young